UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 23, 2012

Communication Intelligence Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19301	94-2790442
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065
(Address of principal executive offices)

(650) 802-7888
Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into Material Definitive Agreement
Item 3.02                      Unregistered Sales of Equity Securities

On April 23, 2012, Communication Intelligence Corporation (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with certain investors (each an “Investor,” and, collectively, the “Investors”).  Under the terms of the Purchase Agreement, the Company received loans in the aggregate amount of $1,000,000 from the Investors in exchange for the Company’s issuance to each of the Investors an unsecured convertible promissory note equal to the principal amount of such Investor’s loan to the Company (each a “Note,” and, collectively, the “Notes”).  The Notes bear interest at the rate of 10% per annum, and have a maturity date of April 22, 2013.  The Notes automatically convert into securities sold in the Company’s next equity financing.  In connection with the issuance of the Notes to the Investors, the Company also issued to the Investors warrants to purchase an aggregate of 5,000,000 shares of the Company’s Common Stock at an exercise price of $0.05 per share.  The warrants are exercisable for a period of three years.

The Company may use any funds received from the Investor to make payments on the Company’s existing indebtedness and accrued interest on that indebtedness, for working capital and general corporate purposes, in each case in the ordinary course of business, and to pay fees and expenses in connection with the Company’s entry into the Purchase Agreement.

Transactions With Related Persons

SG Phoenix LLC prepared the term sheet for the transaction described above, the terms of which were approved by a Special Committee of the Board of Directors comprised of disinterested directors, as well as the entire Board of Directors.  SG Phoenix LLC is the management company of Phoenix Venture Fund LLC, the Company’s largest stockholder, which has participated in several of the Company’s previous financing transactions.  Philip Sassower and Andrea Goren are the co-managers of SG Phoenix LLC, and are also the Company’s Chief Executive Officer and Chief Financial Officer, respectively.  Mr. Sassower is Chairman of the Board of Directors, and Mr. Goren is also a member of the Company’s Board of Directors and the Company’s Corporate Secretary.

Item 7.01                      Regulation FD Disclosure

On April 24, 2012, the Company issued a press release announcing the Company’s closing of the financing transaction described above.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1  Press Release dated April 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Communication Intelligence Corporation
April 27, 2012
	By:	/s/ Craig Hutchison

Craig Hutchison
Vice President and Assistant Treasurer

Exhibit Index

Exhibit	Description
99.1	Press Release dated April 24, 2012